WHEN RECORDED RETURN TO:

Ajay Raju, Esquire

Reed Smith LLP

2500 One Liberty Place

1650 Market Street

Philadelphia, PA 19103

Capmark Loan No. 99-1074777

DEED OF TRUST, NOTE AND OTHER LOAN DOCUMENT

ASSUMPTION AND RELEASE AGREEMENT

THIS DEED OF TRUST, NOTE AND OTHER LOAN DOCUMENT ASSUMPTION AND RELEASE AGREEMENT (this “Agreement”) is entered into this ___ day of November, 2006, by and among SPI Willow Pass, L.P., a California limited partnership, having its principal place of business at 650 California Street, Suite 1288, San Francisco, California 94108 (“Original Obligor”), Montgomery Realty Group, LLC, a Delaware limited liability company, having its principal place of business at 400 Oyster Point Blvd., Suite 415, So. San Francisco, California 94080 (“New Obligor”), LaSalle Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 (“Lender”), with a mailing address at c/o Capmark Finance Inc., 200 Witmer Road, Horsham, Pennsylvania 19044 (“Capmark”), Dennis J. Wong, an individual, whose address is 650 California Street, Suite 1288, San Francisco, California 94108 (“Original Guarantor” and together with the Original Obligor, the “Original Indemnitors”), and Dinesh Maniar, an individual, whose mailing address is 400 Oyster Point Blvd., Suite 415, So. San Francisco, California 94080 (the “New Guarantor” and together with the New Obligor, the “New Indemnitors”).

RECITALS

The following recitals are a material part of this Agreement:

A.          Eurohypo AG, New York Branch, the New York branch of a German banking corporation (the “Original Lender”) made a $12,400,000.00 real estate loan (the “Loan”) to Original Obligor, which Loan is evidenced by a certain Promissory Note dated December 7, 2005 from Original Obligor in the original principal amount of $12,400,000.00 (the “Note”) and a certain Loan Agreement between Original Obligor and Original Lender dated as of December 7, 2005 (the “Loan Agreement”). The Loan is secured by, inter alia, a certain (i) Deed of Trust and Assignment or Rents and Fixture Filing (the “Deed of Trust”) dated December 7, 2005, from Original Obligor to Original Lender, encumbering the property located at 1675 Willow Pass Road, Concord, California 94520, as more particularly described in the Deed of Trust (the “Property”), and recorded on December 7, 2005 from Original Obligor to Original Lender and recorded as Instrument No. 2005-470738 in the land records of Contra Costa County, California (the “Recorder’s Office”), and (ii) Assignment of Leases and Rents (the “Assignment of Leases”) dated December 7, 2005 from Original Obligor to Original Lender and recorded as Instrument No. 2005-470739 in the Recorder’s Office. In addition to the Note, the Deed of Trust and the Assignment of Leases, the Loan is evidenced by, and is subject to, the terms and conditions of: (i) a certain Guaranty of Recourse Obligations dated December 7, 2005 from Original Guarantor in favor of Original Lender (the “Original Guaranty”); (ii) Environmental Indemnity Agreement dated December 7, 2005 from Original Obligor in favor of Original Lender (the “Original Environmental Indemnity”); and (iii) all other documents and instruments executed in connection with the Loan or pursuant to this Agreement (such documents, together with the Note, the Loan Agreement, the Deed of Trust, the Assignment of Leases, the Original Guaranty and the Original Environmental

Indemnity, being hereinafter referred to as the “Loan Documents”). The Loan and all of the then-existing Loan Documents were subsequently assigned to Lender.

B.          The Loan and the Loan Documents are subject to and a part of that certain Pooling and Servicing Agreement dated December 1, 2005 regarding J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5.

C.          Pursuant to that certain Purchase and Sale Agreement dated as of August 14, 2006, and subsequently amended four (4) times, New Obligor is purchasing from Original Obligor a two-tenant retail building, commonly known as Concord Park & Shop and more fully described in the Deed of Trust (defined above as, the “Property”). New Obligor desires to assume the Loan in connection with such purchase, and Lender has agreed, pursuant to the terms hereof, to consent to such purchase and assumption and to release Original Obligor partially from liability under the Loan Documents, subject to the assumption by New Obligor of all of the liabilities and obligations under the Loan Documents and the satisfaction of the other conditions set forth herein.

D.          Unless the context requires otherwise, references in this Agreement to the Note, the Deed of Trust, the Assignment of Leases and the other Loan Documents shall be deemed to refer to such documents as amended by this Agreement, and as such documents may be further amended, modified, extended or replaced from time to time.

CONTRACTUAL PROVISIONS

NOW, THEREFORE, in consideration of the Recitals, which are incorporated herein, as if set forth below in full, and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Assumption.

(a)         As of the date of this Agreement, New Obligor hereby assumes and agrees to pay and perform all of the past (to the extent unsatisfied), present and future liabilities and payment and performance obligations of Original Obligor under and as set forth in the Loan Documents and agrees to keep and observe all of the covenants, terms and conditions required to be kept, observed and performed pursuant to the Note, the Deed of Trust and all of the other Loan Documents, to the same effect as if New Obligor were the original maker of, and a party to, the Loan Documents including, but not limited to, payment of all sums presently outstanding under the Note. The obligations of New Obligor under this Agreement shall not be affected by any failure of Original Obligor to perform any covenants running from Original Obligor to New Obligor or any breach of Original Obligor’s representations and warranties to New Obligor.

(b)         Lender and New Obligor confirm and acknowledge that the outstanding principal balance under the Note as of the date hereof is $12,400,000.00 and the balances of all reserve accounts required under the Loan Documents are set forth on Schedule I, attached hereto and made a part hereof. New Obligor declares and acknowledges, for the specific reliance and benefit of Lender, that the outstanding balance of the Loan as agreed and acknowledged in this Agreement is correct and that New Obligor has no right, claim, defense or right of offset of any kind or in any amount to the Note, the Deed of Trust or any of the other Loan Documents. The foregoing acknowledgement of New Obligor includes, without limitation, anything that would reduce the principal balance of the Loan or any interest or any other sums owed to Lender in connection therewith. New Obligor acknowledges and agrees that no amounts paid by New Obligor or Original Obligor to Lender pursuant to or in connection with the execution and delivery of this Agreement shall be applied to or set off against the principal balance of the Note.

(c)         New Obligor hereby agrees to pay to Lender on the date hereof the sum of $31,000.00 as consideration for allowing the transfer of the Property to, and the assumption of the Loan by, New Obligor.

2.	Consent to Transfer; Conditions Precedent.

(a)         Subject to satisfaction of the requirements set forth in this Agreement including, without limitation, Section 2(b) below, Lender hereby consents to the transfer of the Property to New Obligor and to this assignment and assumption of the Loan and waives its right to accelerate the Loan pursuant to any provision of any of the Loan Documents which might otherwise provide such right to Lender solely on account of such transfer and assignment and assumption. Lender’s consent to the transfer of the Property to New Obligor and the assumption of the Loan is not intended to be and shall not be construed as a consent to any subsequent transfer or assumption which requires Lender’s consent pursuant to the terms of the Deed of Trust or any other Loan Document.

(b)         As a condition precedent to the granting and effectiveness of the consent set forth in Section 2(a) above, New Obligor shall deliver, or cause to be delivered, to Lender: (i) a Guaranty from New Guarantor in favor of Lender (the “New Guaranty”); (ii) an Environmental Indemnity Agreement from New Indemnitors in favor of Lender (the “New Environmental Indemnity”); (iii) an Assignment of the Management Agreement and Subordination of Management Fees by and among New Obligor, Diversified Investment and Management Corporation and Lender (the “Assignment of Management Agreement”); and (iv) such other documents and instruments as may be reasonably required by Lender, all of which documents and instruments shall be included in the definition of Loan Documents.

(c)         New Obligor shall pay, or cause to be paid at closing: (i) all costs and expenses incident to the preparation, execution and recordation hereof and the consummation of the transaction contemplated hereby, including, but not limited to, recording fees, filing fees, surveyor fees, broker fees, transfer or mortgage taxes, rating agency confirmation fees, application fees, all third party fees, transfer fees, inspection fees, title insurance policy or endorsement premiums or other charges of Title Company (as defined herein) and the fees and expenses of legal counsel to Lender and any applicable rating agency and (ii) an assumption fee to Lender in the amount of $31,000.00 being one quarter of one percent (0.25%) of the outstanding principal balance of the Note as of the date of the transfer and assumption contemplated by this Agreement, the next regularly scheduled monthly payment due in the amount of $58,690.58 and the other fees and expenses outlined in the beneficiary statement distributed to the parties by Lender.

(d)         Replacement Policy. At Lender’s discretion, New Obligor shall either (A) cause the title company (the “Title Company”) that issued the original mortgagee’s title policy (the “Policy”) to Original Lender to issue a “bring down” or similar endorsement (the “Endorsement”) to the Policy, which endorsement shall: (i) reflect the current ownership of the Property; (ii) reflect the Lender as the owner of the Loan Documents; (iii) be effective as of the date of delivery of this Agreement; (iv) continue to insure the Deed of Trust as a first lien on the Property; (v) show no new title exceptions unacceptable to Lender; and (vi) otherwise be in form and content acceptable to Lender, in its sole discretion; or (B) cause the Title Company to issue a replacement loan policy covering the Property in substantially the same form as the Policy (the “New Policy”), which New Policy shall insure the lien of the Deed of Trust, and shall: (i) be in form and content acceptable to Lender, in its sole discretion; (ii) be effective as of the date of delivery of this Agreement; (iii) reflect the current ownership of the Property and the Loan; (iv) contain the same endorsements and affirmative coverages as the Policy; and (v) contain only such exceptions as may be acceptable to Lender in its sole discretion.

(e)         Loan Documents. New Obligor shall execute and deliver to Lender (i) UCC-1 and/or UCC-3 financing statements, as may be required by Lender, with New Obligor as debtor and Lender as secured party, covering the property which is covered by the financing statements, for filing as a personal property filing with the Recorder’s Office and the Office of the Secretary of State of the State of Delaware and as a fixture filing with the Recorder’s Office, and (ii) a Consent and Subordination of Property Management Agreement. New Obligor and Original Obligor shall execute such other agreements, instruments, documents and other writings as may be requested by Lender to maintain the perfection of Lender’s security interest in the Property and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.

(f)          Recordation. Upon execution hereof by Lender, New Obligor and Original Obligor shall cause this Agreement to be recorded in the Recorder’s Office, and New Obligor shall cause a certified file stamped copy of the recorded original hereof and a certified file stamped copy of the recorded Deed conveying the Property to New Obligor to be delivered to Lender within thirty (30) days from the execution date hereof.

(g)         Insurance. New Obligor shall deliver to Lender a copy of Original Obligor’s insurance policies or insurance certificate evidencing that the Property is insured in accordance with the requirements of the Loan Documents and that the Lender is named as an additional insured under such insurance policies, and otherwise satisfactory to Lender in its sole discretion.

(h)         Opinions of Counsel. New Obligor shall cause New Obligor’s counsel to deliver to Lender a counsel’s opinion (including a local counsel’s opinion if applicable) satisfactory to Lender in its sole discretion. Counsel for Lender shall be in a position to issue a REMIC tax opinion satisfactory to Lender in its sole discretion.

(i)          Organizational Documents. New Obligor shall cause its organizational documents and the organizational documents of its Manager, if an entity, to conform to Lender’s requirements and said documents shall be otherwise acceptable to Lender in its complete discretion.

(j)          Property Manager. New Obligors shall deliver to Lender a new management agreement executed by New Obligors and the property manager for the Property, which agreement and manager shall be (i) acceptable to Lender in its complete discretion, (ii) shall have a property management fee less than five percent (5%) of gross income, and (iii) shall provide for Lender termination with thirty (30) days written notice. New Obligors shall deliver to Lender a Consent and Subordination of Property Management Agreement which shall be acceptable to Lender in its complete discretion.

(k)         Other Conditions. Satisfaction of all requirements under the Loan Documents, the Consent Letter dated November 1, 2006 and the closing checklist for this transaction, and such other conditions as Lender or its counsel, in their sole discretion, shall impose.

3.	Partial Release; Reaffirmation.

(a)         Upon assumption of the Deed of Trust, the Note and the other Loan Documents by New Obligor pursuant to this Agreement, Lender releases: (i) Original Obligor, its directors, its officers, its partners, agents, servants, employees, officers and shareholders from any liability for repayment of the principal and interest under the terms of the Note and the Deed of Trust and other Loan Documents, and other obligations under the Loan Documents, to the extent such obligations arise from matters not otherwise caused by it (or them) first occurring from and after the date hereof; and (ii) Original Guarantor from any liability under the Original Guaranty and the Original Environmental Indemnity to the extent arising from matters not otherwise caused by either of them first occurring from and after the date hereof. Lender hereby reserves all rights it may have against Original Obligor and Original Guarantor for acts, omissions or events occurring prior to the date hereof.

(b)         The partial release of Original Obligor and Original Guarantor provided for in Section 3(a) above shall be deemed withdrawn and shall have no effect to the extent that this Agreement is held to be, or is deemed, unenforceable for any reason whatsoever by any court, or if any representation or warranty by Original Obligor, Original Guarantor and/or their respective officers, directors, employees or shareholders made in connection with this Agreement is false or misleading in any material respect.

(c)         Notwithstanding anything to the contrary contained herein, and subject to the partial release contained in Section 3(a) hereof, Original Obligor and Original Guarantor do hereby ratify and confirm their respective obligations under the Loan Documents to the extent arising or resulting from acts, omissions or events occurring prior to the date hereof.

4.           Assignment of Loan Documents, Escrow Funds and Reserve Accounts. Original Obligor does hereby assign, transfer and convey to New Obligor all of its right, title and interest in and to: (i) any escrow fund now held by or on behalf of Lender in connection with the Loan, including, without limitation, any escrow fund for the payment of real estate taxes, water and sewer charges, or fire insurance premiums; and (ii) any reserve account held by or on behalf of Lender as additional security for the Loan.

5.	Representations.

(a)	New Obligor represents and warrants to Capmark and Lender that:

(i)          New Obligor is duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified and authorized to conduct business in the State of California, and has full power and authority to own, lease and operate the Property, and to conduct its affairs as now being conducted and as proposed to be conducted;

(ii)        New Obligor has full power and authority to enter into, execute, deliver and carry out this Agreement and the Loan Documents to which it is a party, by assumption or otherwise, and to perform its obligations hereunder and thereunder and all such actions have been duly authorized by all necessary corporate action on its part;

(iii)       This Agreement and the other documents executed in connection herewith have been duly executed and delivered by New Obligor. This Agreement and the Loan Documents to which New Obligor is a party, by assumption or otherwise, constitute legal, valid and binding obligations of New Obligor, enforceable against New Obligor in accordance with their respective terms; and

(iv)	New Obligor has received and reviewed all of the Loan Documents.

(v)	New Obligor’s Employee Identification Number is 20-5755584.

(b)	Each New Guarantor represents and warrants to Capmark and Lender that:

(i)	He is sui juris;

(ii)        This Agreement, the New Guaranty, the New Environmental Indemnity and the other documents executed by him in connection herewith have been duly executed and delivered by him. This Agreement, the New Guaranty, the New Environmental Indemnity and such other documents constitute his legal, valid and binding obligations, enforceable against him in accordance with their respective terms; and

(iii)	He has received and reviewed all of the Loan Documents.

(c)	Original Obligor represents and warrants to Capmark and Lender that:

(i)          Lender has a valid first lien on the Property for the full unpaid principal amount of the Note and all other amounts stated in the Loan Documents;

(ii)        There are no defenses, offsets or counterclaims to the Loan Documents;

(iii)       To our knowledge, there are no defaults by the Original Obligor under the provisions of the Loan Documents;

(iv)	All provisions of the Loan Documents are in full force and effect;

(v)         There are no subordinate liens of any kind covering or relating to the Property, nor are there any mechanics’ liens or liens for delinquent taxes or assessments encumbering the Property, nor has notice of a lien or notice of intent to file a lien been received;

(vi)       Pursuant to agreement between “Purchaser” and “Seller”, Seller intends to transfer the property to Purchaser directly by direct written deed and has not and will not transfer the Property to First American Title Insurance Company by any such deed; and

(vii)      To our knowledge, all non-monetary obligations under the Loan Documents have been fulfilled through the date hereof.

6.            Financial Information. New Obligor and New Guarantor hereby each represent and warrant to Lender that all information and materials regarding New Guarantor, New Obligor and its affiliates provided to Capmark were true and correct in all material respects as of the date provided to Capmark and remain materially true and correct as of the date of this Agreement.

7.            Addresses. New Obligor’s address for notice hereunder and under the Loan Document is:

Montgomery Realty Group, LLC

c/o Montgomery Realty Group, Inc.

400 Oyster Point Blvd., Suite 415

So. San Francisco, California 94080

Attention: James T. Graeb, Esq.

Telephone No. 650.266.8080

Facsimile No. 650.266.8089

8.            Release of Capmark and Lender. Original Obligor, New Obligor, Original Guarantor and New Guarantor hereby each unconditionally and irrevocably release and forever discharge Capmark and Lender and their respective successors, assigns, agents, directors, officers, employees, and attorneys (collectively, the “Indemnitees”) from all Claims, as defined below, and agree to indemnify the

Indemnitees, hold the Indemnitees harmless, and defend the Indemnitees with counsel reasonably acceptable to the Indemnitees from and against any and all claims, losses, causes of action, costs and expenses of every kind or character in connection with the Claims and/or the transfer of the Property in connection with this Agreement. As used in this Agreement, the term “Claims” shall mean any and all possible claims, demands, actions, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part on or before the date of this Agreement, which Original Obligor, New Obligor, Original Guarantor or New Guarantor or any of their respective directors, partners, principal, affiliates, members, shareholders, officers, agents, employees or successors, may now or hereafter have against the Indemnitees, if any, and irrespective of whether any such Claims arise out of contract, tort, violation of laws, or regulations, or otherwise in connection with the Loan or any of the Loan Documents, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable thereto and any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of the Indemnitees, including any requirement that the Loan Documents be modified as a condition to the transactions contemplated by this Agreement. Original Obligor, New Obligor, Original Guarantor and New Guarantor agree that Capmark and Lender have no fiduciary or similar obligations to Original Obligor, New Obligor, Original Guarantor or New Guarantor or either of them and that their relationship is strictly that of creditor and debtor. This release is accepted by Capmark and Lender pursuant to this Agreement and shall not be construed as an admission of liability on the part of either of them. Original Obligor, New Obligor, Original Guarantor and New Guarantor each hereby represent and warrant that they are the current legal and beneficial owners of all Claims, if any, released hereby and have not assigned, pledged or contracted to assign or pledge any such Claim to any other person.

9.           Confirmation of Waivers. New Obligor, without limiting the generality of its obligations under the Loan Documents, hereby confirms and ratifies: (i) the submission to jurisdiction contained in the Note; (ii) the waivers enumerated in the Deed of Trust; and (iii) all of the other waivers made in the Loan Documents.

10.         Binding Effect. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, successors, permitted assigns and representatives.

11.         Ratification. Lender and New Obligor hereby ratify and affirm all of the Loan Documents and all of its or the other’s, as applicable, respective rights, agreements, obligations, priorities, reservations, promises and waivers as made and agreed and contained therein and as assumed pursuant to this Agreement by New Obligor, all of which shall remain in full force and effect.

12.         No Impairment of Lien; No Satisfaction. Nothing set forth herein shall affect the priority or extent of the lien of the Deed of Trust or any of the other Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be or after the date of this Agreement, become liable, primarily or secondarily, under the Loan Documents. This Agreement does not, and shall not be construed to, constitute the creation of new indebtedness or the satisfaction, discharge or extinguishment of the debt secured by the Loan Documents.

13.         Third Party Beneficiary Status of Capmark. New Obligor, Original Obligor, Original Guarantor and New Guarantor hereby each acknowledge and agree that Capmark, its successors and assigns, are all intended third party beneficiaries of this Agreement.

14.         Bankruptcy Remote Single Purpose Entities. New Obligor is currently a bankruptcy-remote single purpose entity and will take all necessary company action (including, but not limited to, revising and filing charter and control documents in form, substance and structure as may be reasonably required by Lender) in order for the New Obligor to continue as a bankruptcy-remote single purpose entity.

15.	Miscellaneous.

(a)           Choice of Law. This Agreement and the Loan Documents shall be deemed to be contracts entered into pursuant to the laws of the State of California and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of California without reference to choice of law principles.

(b)           Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by applicable law. If any provisions of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

(c)           Modifications. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.

(d)           Complete Agreement. This Agreement and the Loan Documents represent the complete agreement among the parties with regard to the items set forth herein, and there are no representations, covenants, warranties, agreements or conditions, oral or written, between the parties not set forth in this Agreement and the Loan Documents.

(e)           Headings. Section, paragraph or other headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

(f)           Counterparts. This Agreement may be executed in any number of counterparts, each of which when taken together shall be deemed an original constituting one and the same document.

(g)           Joint and Several Liability. If New Obligor consists of more than one person or entity, each is jointly and severally liable to perform the obligations of New Obligor hereunder, and all representations, warranties, covenants and agreements made by New Obligor are joint and several.

16.         Supremacy Clause. It is hereby agreed that the terms and conditions of the Deed of Trust, the Note and other Loan Documents shall remain in full force and effect and shall be binding upon New Obligor. It is understood and agreed that in the event there are any conflicting or omitted provisions or variations between the terms, conditions, rights, or remedies in the Deed of Trust, the Note or any other Loan Document and the terms of this Agreement, those terms, conditions, rights or remedies which are most favorable to Lender shall remain in full force and effect and shall prevail. A default under the terms and conditions of this Agreement shall constitute a default under the terms and conditions of the Deed of Trust, the Note and other Loan Documents.

17.         Waiver of Trial by Jury. ORIGINAL OBLIGOR, NEW OBLIGOR, ORIGINAL GUARANTOR AND NEW GUARANTOR HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE NOTE, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

IN WITNESS WHEREOF, the parties hereto have executed this Deed of Trust, Note and Other Loan Document Assumption and Release Agreement as of the day and year first above written.

ORIGINAL OBLIGOR:
WITNESS:	SPI Willow Pass, L.P., a California limited partnership

By:	Prism Capital Corporation, a Delaware corporation, its General Partner

By: /s/ Gary Miranda	By: /s/ Dennis J. Wong
Name: Gary Miranda	Name: Dennis J. Wong
Title: President

NEW OBLIGOR:
WITNESS:

Montgomery Realty Group, LLC, a Delaware

limited liability company

By: /s/ Jennifer Pitts	By: /s/ Dinesh Maniar
Name:	Name: Dinesh Maniar
Title:	Managing Member

LENDER:

LaSalle Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5

[CORPORATE SEAL]	By: Capmark Finance Inc., a California corporation, as Master Servicer

ATTEST:

By: /s/ Jillian M. Brittin
By:	Name: Jillian M. Brittin
Name:	Title:	Vice President

ORIGINAL GUARANTOR:
WITNESS:
By: /s/ Gary Miranda	By: /s/ Dennis J. Wong
Dennis J. Wong, an individual

NEW GUARANTOR:
WITNESS:
By: /s/ Jennifer Pitts	By: /s/ Dinesh Maniar
Dinesh Maniar, an individual

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

On November 29, 2006, before me, Lauren Ann Marcogliese, Notary Public, personally appeared Dennis J. Wong, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instruction.

WITNESS my hand and official seal.

/s/ Lauren Ann Marcogliese

STATE OF CALIFORNIA	)
)	SS.
COUNTY OF SAN MATEO	)

On this the 29th day of November, 2006, before me, Lori J. Stumpf, personally appeared Dinesh Maniar, who acknowledged himself to be the Managing Member of Montgomery Realty Group, LLC, a Delaware limited liability company, and that he as such managing member, being authorized to do so, executed the foregoing instrument on behalf of the limited liability company for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid.

/s/ Lori J. Stumpf
NOTARY PUBLIC

COMMONWEALTH OF PENNSYLVANIA	)
)	SS:
COUNTY OF MONTGOMERY	)

On this the 30th day of November, 2006, before me the undersigned officer, personally appeared Jillian M. Brittin, who acknowledged herself to be the Vice President of Capmark Finance Inc., a California corporation, as the Master Servicer for LaSalle Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and that she as such Vice President, being authorized to do so, executed the foregoing instrument on behalf of LaSalle Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid.

/s/ Margaret Powers
NOTARY PUBLIC

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

On November 29, 2006, before me, Lauren Ann Marcogliese, Notary Public, personally appeared Dennis J. Wong, original guarantor, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instruction.

WITNESS my hand and official seal.

/s/ Lauren Ann Marcogliese

STATE OF CALIFORNIA	)
)	SS.
COUNTY OF SAN MATEO	)

I HEREBY CERTIFY, that on this the 29th day of November, 2006, before me, Lori J. Stumpf, personally appeared Dinesh Maniar, known to me (or satisfactorily proven) to be the person whose name I subscribed to within the foregoing instrument and acknowledged that they executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid.

/s/ Lori J. Stumpf
NOTARY PUBLIC

SCHEDULE I

RESERVE BALANCES

As of November 29, 2006

Real Estate Taxes Escrow Balance:	$0.00
Hazard Insurance Escrow Balance:	$0.00
Miscellaneous Reserves:	$13,632.85
Total Escrow:	$13,632.85

- 12 -